As filed with the Securities and Exchange Commission on May 15, 2018	Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

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Utah	7030 Park Centre Dr. Cottonwood Heights, Utah 84121 (801) 568-7000	87-0398434
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

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Kelvyn H. Cullimore, Jr.
Chief Executive Officer
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121
(801) 568-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copy to:

Kevin R. Pinegar, Esq.
Wayne D. Swan, Esq.
Durham Jones & Pinegar, P.C.
111 South Main, Suite 2400
Salt Lake City, Utah 84111
(801) 297-1100 (Telephone)
(801) 415-3500 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (1)	Proposed maximum offeringprice per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value per share	—	—	—	—
Preferred Stock, no par value per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total:	$50,000,000.00		$50,000,000.00	$6,225.00

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant, as will have an aggregate initial offering price not to exceed $50,000,000.00. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for shares of common stock or preferred stock that are issuable upon the exercise of warrants. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional securities as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(3)
Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2018

PROSPECTUS

DYNATRONICS CORPORATION

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

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We are Dynatronics Corporation, a corporation incorporated under the laws of the State of Utah. This prospectus relates to the public offer and sale of common stock, preferred stock, debt securities, warrants, and units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DYNT.” As of May 10, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $4,467,474, which was calculated based on 4,474,932 shares of outstanding common stock held by non-affiliates and on a price per share of $2.995, the closing price of our common stock on May 10, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May [●], 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to Dynatronics Corporation, a Utah corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

OUR COMPANY

Overview

Through our Therapy Products, Hausmann Industries, and Bird & Cronin Divisions, we design, manufacture, market, and distribute advanced-technology medical devices, therapeutic and medical treatment tables, rehabilitation equipment, custom athletic training treatment tables and equipment, institutional cabinetry, orthopedic soft goods, as well as other specialty patient rehabilitation and therapy products and supplies. We market and sell our products through various distribution channels, both corporate and independent, to physical therapists, chiropractors, athletic trainers, sports medicine practitioners, orthopedists, hospitals, clinics, and other medical professionals, and institutions. We offer our customers a one-stop shop for their medical equipment and supply needs.

We conduct our business out of our headquarters facility in Cottonwood Heights, Utah, in the Salt Lake City metropolitan area, and subsidiary locations in Northvale, New Jersey and Minneapolis, Minnesota. We also have manufacturing operations in Chattanooga, Tennessee. We were founded on a technology platform to treat patients non-invasively using microprocessor-based therapeutic devices. For more than 35 years, we have grown our business and product offerings by building upon these core therapeutic technologies, acquiring businesses in related medical fields, and developing products and distribution to further meet the needs of our target customers. Our legacy operations were recently restructured and are operated as our Therapy Products Division in Cottonwood Heights, Utah and Chattanooga, Tennessee. We significantly increased our business reach during 2017 with the acquisition of Hausmann Industries, Inc. (“HII”) during the fourth quarter of the fiscal year ended June 30, 2017, and Bird & Cronin, Inc. (“B&C”) during the second quarter of our fiscal year ending June 30, 2018.

Now operated as our Hausmann Industries Division, HII was founded as a New Jersey corporation in 1955 as a privately held manufacturer of medical, therapy, and athletic training equipment. We acquired HII in April 2017 to expand our capital equipment product offerings and manufacturing capacity. The transaction also added approximately $15 million in annual sales to our operations.

In October 2017, we acquired B&C, a closely-held Minnesota corporation, founded in 1968. Now operating as our Bird & Cronin Division, this unit designs and manufactures orthopedic soft goods and medical supplies sold and distributed in the United States and internationally under Bird & Cronin brands and under private-label manufacturing agreements. This transaction expanded our brand offerings and distribution channels and also added approximately $24 million in annual sales to our operations.

Background

We were founded as “Dynatronics Laser Corporation” in Utah on April 29, 1983. Our predecessor company, Dynatronics Research Company, was formed in 1979 as a Utah corporation. Our principal offices are located at 7030 Park Centre Drive, Cottonwood Heights, Utah 84121, and our telephone number is (801) 568-7000. Our website address is www.dynatronics.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, and common stock, preferred stock and/or debt securities upon the exercise of the warrants, with a total value of up to $50,000,000, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;
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aggregate principal amount or aggregate offering price;
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maturity date, if applicable;
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original issue discount, if any;
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rates and times of payment of interest or dividends, if any;
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redemption, conversion, exercise, exchange or sinking fund terms, if any;
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ranking;
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restrictive covenants, if any;
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voting or other rights, if any;
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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
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material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described generally in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

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the names of those agents or underwriters;
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applicable fees, discounts and commissions to be paid to them;
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details regarding over-allotment options, if any; and
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the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Description of Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors, or Board, has the authority to designate up to 50,000,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our Board will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Description of Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

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the net tangible book value per share of our equity securities before and after the offering;
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the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions and repurchases of our common stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our amended and restated articles of incorporation, as amended (our “Articles of Incorporation”), authorize us to issue 100,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share. This section describes the general terms of our capital stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Articles of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Our capital stock and the rights of the holders of our capital stock are subject to the applicable provisions of the Utah Revised Business Corporation Act, which we sometimes refer to in this section as “Utah law,” our Articles of Incorporation, our bylaws, as amended (or “Bylaws”), and the agreements described below. The following description of our capital stock, and any description of our capital stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Utah law and the actual terms and provisions contained in our Articles of Incorporation and our Bylaws, each as amended from time to time. For more information on how to obtain copies of our Articles of Incorporation and Bylaws which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, please see the section captioned “Where You Can Find More Information” in this prospectus.

Description of Common Stock

Voting Rights

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Utah law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast. Shareholders are not entitled to cumulative voting. Cumulative voting is a system for electing directors whereby a shareholder is entitled to multiply the number of securities held by the number of directors to be elected and cast the total number of votes for a single candidate or a select few candidates.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of common stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the common stock. The rights of holders of common stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock. In addition, we are restricted from making distributions, paying dividends and redeeming the common stock and making similar payments with respect to junior securities at any time that we are not in compliance with our obligations under the applicable designations of the rights, preferences and limitations of any outstanding series of preferred stock.

Our Articles of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

Shares of Common Stock Reserved for Issuance

As of May 10, 2018, we had reserved for issuance:

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6,738,500 shares of common stock issuable upon the exercise of outstanding warrants;
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2,000,000 shares of common stock issuable upon the conversion of outstanding shares of our Series A 8% Convertible Preferred Stock, or Series A Preferred. For a description of the conditions upon which the Series A Preferred is convertible, see “Series A 8% Convertible Preferred Stock” below;
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1,459,000 shares of common stock issuable upon the conversion of outstanding shares of our Series B Convertible Preferred Stock, or Series B Preferred. For a description of the conditions upon which the Series B Preferred is convertible, see “Series B Convertible Preferred Stock” below;
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1,440,000 shares of common stock issuable upon the conversion of outstanding shares of our Series C Non-Voting Convertible Preferred Stock, or Series C Preferred. For a description of the conditions upon which the Series C Preferred is convertible, see “Series C Non-Voting Convertible Preferred Stock” below;
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147,612 shares of common stock issuable upon the exercise of options granted under our stock option plans, with a weighted average exercise price of $3.09 per share, 62,062 of which are currently exercisable, and 85,550 of which are subject to vesting requirements; and
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184,560 shares of common stock issuable to the seller in the B&C acquisition, to be released in two tranches over an 18-month period from the closing date of the acquisition, which are part of the holdback amount under the purchase agreement.

Description of Preferred Stock

Under our Articles of Incorporation, we are authorized to issue up to 50,000,000 shares of preferred stock, no par value per share, in one or more series with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of our common stock. Our Board has designated 2,000,000 of the authorized shares of preferred stock as Series A 8% Convertible Preferred Stock, 1,800,000 of the authorized shares of preferred stock as Series B Convertible Preferred Stock, 2,800,000 of the authorized shares of preferred stock as Series C Non-voting Convertible Preferred Stock, and 1,581,935 of the authorized shares of preferred stock as Series D Non-voting Convertible Preferred Stock. In this section of the prospectus, we describe the rights of the holders of these securities and additional details related to each series.

Series A 8% Convertible Preferred Stock

In this section, we summarize the terms of the Series A Preferred as contained in the Series A Certificate of Designations, Preferences and Rights (the “Series A Certificate of Designation”) that we filed with the Utah Division of Corporations and Commercial Code, or Utah Division, in June 2015. This summary is not complete and is qualified in its entirety by the full text of the Series A Certificate of Designation, a copy of which has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We issued the Series A Preferred in two private placements in June 2015 and in December 2016. As of May 10, 2018, there were 2,000,000 shares of Series A Preferred issued and outstanding, convertible into 2,000,000 shares of common stock, and no shares of Series A Preferred available for future issuances.

Voting. The Series A Preferred votes on an as-converted basis, one vote for each share of common stock issuable upon conversion of the Series A Preferred, provided, however, that no holder of Series A Preferred issued prior to December 28, 2016, may cast votes equivalent to the number of shares of common stock issuable upon conversion of Series A Preferred held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred for its Series A Preferred, divided by (y) the greater of (i) $2.50 and (ii) the market price of the common stock (this adjustment is defined as the “Voting Cutback”). The purchase price per share of Series A Preferred we issued in December 2016 was greater than the market price of the common stock on the date of issuance. Therefore, no Voting Cutback applies to the shares of Series A Preferred we issued in our offering in December 2016.

Certain Changes and Amendments. Without the consent of holders of at least a majority of the then outstanding shares of Series A Preferred, we may not: (i) amend or repeal the Series A Certificate of Designation or our Articles of Incorporation or Bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of the Series A Preferred; (ii) reclassify or amend any of our securities in a manner that adversely affects the designations, preferences, powers and/or the relative participating, optional or other special rights, or the restrictions provided for the benefit of the Series A Preferred; (iii) authorize, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior to or pari passu with the Series A Preferred or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or pari passu with the Series A Preferred; (iv) purchase or redeem or pay or declare any dividend on any shares of our capital stock, other than redemptions of or dividends on the Series A Preferred; (v) increase the number of authorized shares of Series A Preferred; or (vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the consent of the holders of at least a majority of the then outstanding shares of Series A Preferred. The holders of a majority of the Series A Preferred consented to the offer and sale of the Series B Convertible Preferred Stock.

Dividends. Prior to conversion, each share of Series A Preferred carries an annual cumulative dividend, or Series A Dividend, at a rate of 8.0% of $2.50, plus all accrued but unpaid dividends thereon. Series A Dividends may be paid at our discretion in cash or in shares of common stock. If our Board declares a dividend payable upon our common stock, whether in cash, in kind or in other securities or property, the holders of outstanding shares of Series A Preferred would be entitled to the amount of such dividends that would be payable in respect of the number of shares of common stock into which their shares of Series A Preferred could be converted, which may result in shares of common stock being issued at less than market prices.

Liquidation. The Series A Preferred ranks senior to the common stock and to the other series of preferred stock with respect to distributions upon a deemed dissolution, liquidation or winding-up, and has a per share liquidation preference equal to $2.50 plus all accrued but unpaid dividends thereon.

Conversion. Each share of Series A Preferred is convertible into common stock at a price of $2.50 per share. A holder of Series A Preferred may elect to have its shares of Series A Preferred subject to a limitation that restricts or limits conversion of its shares of Series A Preferred (Beneficial Ownership Limitation).

As used in the Series A Certificate of Designation and in this prospectus, the Beneficial Ownership Limitation refers to an ownership limitation affecting the conversion of preferred stock to the extent that such conversion would result in the holder of the preferred stock beneficially owning in excess of 4.99% (or, if permitted or provided otherwise in the applicable certificate of designation, in excess of 9.99%) of the total number of shares of our common stock outstanding immediately after giving effect to the conversion.

Forced Conversion. We may force the conversion of one-half of the outstanding Series A Preferred into common stock on a 1:1 basis if certain conditions have been met, including: (1) the common stock has a bid price of at least $7.50 per share on each of the 40 trading days prior to the conversion date; (2) the daily trading volume for the prior 90 trading days exceeds 30,000 shares; and (3) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion. Thereafter, we would have the further right to require the conversion of the remaining outstanding Series A Preferred into common stock on a 1:1 basis if: (1) the common stock has a bid price of at least $10.00 per share on each of the 40 trading days prior to the forced conversion date; (2) the daily trading volume for the prior 90 trading days exceeds 50,000 shares; (3) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion, and (4) certain other conditions have been met as detailed in the Series A Certificate of Designation.

Redemption. Upon certain “Triggering Events” as defined in Section 9 of the Series A Certificate of Designation, which events generally refer to a failure to meet our obligations to the holders of the Series A Preferred under their registration rights agreement with us or to comply with material provisions of the Series A Certificate of Designation, including without limitation, the conversion, dividend, and liquidation rights of the Series A Preferred, a holder of Series A Preferred, at the holder’s sole option, may require us to redeem all of such holder’s shares of Series A Preferred. Under certain of the Triggering Events, at its sole option, the holder may require that the redemption price be paid in cash or in shares of common stock. If the holder elects to receive the redemption price paid in shares of common stock, then the redemption price is to be a number of shares of common stock equal to the applicable redemption amount divided by 75% of the average of the volume weighted average price (“VWAP”) of the common stock for the 10 trading days immediately prior to the date of the holder’s election. In the alternative, the holder may elect to require that we increase the dividend rate on all of the holder’s outstanding Series A Preferred to 18% per annum thereafter. If a holder elects redemption and we fail to pay in full the redemption price on the date such amount is due (whether in cash or shares of common stock as elected by the shareholder), we will be required to pay interest on the redemption amount at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the redemption amount, plus all such interest thereon, is paid in full.

Director Rights and Registration Rights. We also granted the holders of the Series A Preferred certain “Director Rights,” described below. Under these rights, we increased the size of our Board of Directors to up to seven members and granted the holders of the Series A Preferred (the “Preferred Investors”) the right (“Director Rights”) to appoint up to three members (each a “Preferred Director”) of our Board for so long as they own or would beneficially own at least 28.6% of our common stock, either directly, or indirectly, through ownership of common stock or Series A Preferred convertible into common stock, but excluding any related warrants exercisable for common stock (the “Threshold Ownership Percentage”). In compliance with Nasdaq Listing Rule 5640, the number of Preferred Directors is to be reduced pro rata with any reduction in ownership by the Preferred Investors below the Threshold Ownership Percentage, so that the number of Preferred Directors is approximately equal to the Preferred Investors’ direct or indirect ownership of our common stock. The Director Rights may be exercised at the discretion of certain affiliates of Prettybrook Partners LLC (“Prettybrook”) for so long as Prettybrook and/or its affiliates own at least 50% of the outstanding Series A Preferred.

Notwithstanding anything set forth above, the holders of the Series A Preferred do not have any rights to elect any Preferred Directors unless they own or would beneficially own at least 10% of our common stock either directly, or indirectly, through ownership of common stock or Series A Preferred convertible into common stock, but excluding any warrants exercisable for common stock acquired at the time they acquired the Series A Preferred (the “Director Rights Period”). The holders of common stock have no voting, nomination, election or other rights with respect to the Preferred Directors.

We also granted to the Preferred Investors certain registration rights, obligating us to register the resale by those investors of all shares of common stock issuable upon conversion of the Series A Preferred or in payment of Series A Dividends with respect to the shares of Series A Preferred, as well as shares of common stock underlying the exercise of certain warrants issued the Preferred Investors. We filed two registration statements pursuant to and in fulfillment of our obligations under our agreement with these investors: Registration Statements No. 333-205934 (effective August 13, 2015) and No. 333-215800 (effective February 10, 2017).

Series B Convertible Preferred Stock

On March 29, 2017, we filed the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Utah Division. In this section of the prospectus, we summarize the terms of the Series B Preferred contained in the Series B Certificate of Designation. Our summary below is qualified in its entirety by the full terms contained in the Series B Certificate of Designation, a copy of which has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Following the designation of the Series B Preferred, we conducted a private placement of the Series B Preferred. We closed the offering having sold 1,559,000 shares to accredited investors. We will not issue any shares of Series B Preferred in the future. As of May 10, 2018, there were 1,459,000 shares of Series B Preferred issued and outstanding, convertible into 1,459,000 shares of common stock.

Voting. The Series B Preferred is also subject to the Voting Cutback and votes on an as-converted basis, one vote for each share of common stock issuable upon conversion of such Series B Preferred held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series B Preferred for its Series B Preferred, divided by (y) the greater of (i) $2.50 and (ii) the closing bid price of the common stock on the trading day immediately prior to the date of issuance of such holder’s Series B Preferred.

Certain Amendments and Changes. Without the consent of holders of at least a majority of the then outstanding shares of Series B Preferred, we may not: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred or alter or amend the Series B Certificate of Designation, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred, (iii) amend the Articles of Incorporation in any manner that adversely affects any rights of the holders of the Series B Preferred, or (iv) enter into any agreement with respect to any of the foregoing. In addition, without the consent of all of the holders of the Series B Preferred, we may not increase the number of authorized shares of Series B Preferred.

Dividends. Prior to conversion, each share of Series B Preferred carries an annual dividend, or Series B Dividend, at a rate of 8% of $2.50, plus all accrued but unpaid dividends thereon. At our discretion, we may pay Series B Dividends in cash or in shares of common stock. If the Board declares a dividend payable upon our common stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Series B Preferred are entitled to the amount of such dividend that otherwise would be payable in respect of the number of shares of common stock into which their shares of Series B Preferred could be converted.

Liquidation. The Series B Preferred ranks senior to the common stock, and is subject to the preferences of the Series A Preferred, with respect to distributions upon a deemed dissolution, liquidation or winding-up. The Series B Preferred per share liquidation preference is equal to $2.50 plus all accrued but unpaid dividends thereon.

Conversion. Each share of Series B Preferred is convertible into common stock at a conversion price of $2.50 per share, subject to a Beneficial Ownership Limitation, as described below.

Beneficial Ownership Limitation. Unless a holder elected at the time of issuance of the Series B Preferred to the holder that it shall not apply, the Series B Certificate of Designation provides that we shall not effect any conversion of any shares of Series B Preferred, and a holder shall not have the right to convert any portion of the Series B Preferred, to the extent that, after giving effect to such conversion the holder (together with the holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation.

Forced Conversion. We have the right to convert one-half of the outstanding Series B Preferred into common stock on a 1:1 basis if certain conditions have been met, including: (1) the common stock has a daily VWAP as defined in the Series B Certificate of Designation of at least $7.50 per share on each of the 40 trading days prior to the conversion date; and (2) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion. We will have the right to convert the remaining outstanding Series B Preferred into common stock on a 1:1 basis if: (1) the common stock has a VWAP price of at least $10.00 per share on each of the 40 trading days prior to the date in question; (2) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion and (3) certain other conditions have been met.

Redemption. Upon certain “Triggering Events” as defined in Section 9 of the Series B Certificate of Designation, which generally refer to a failure to meet our obligations to the holders of the Series B Preferred under their registration rights agreement with us or to comply with material provisions of the Series B Certificate of Designation, including without limitation, the conversion, dividend, and liquidation rights of the Series B Preferred, a holder of Series B Preferred, at the holder’s sole option, may require us to redeem all of such holder’s shares of Series B Preferred. Under certain of the Triggering Events, the holder may require, again at the holder’s sole option, that the redemption price be paid in cash or in shares of common stock. If the holder elects to receive the redemption price paid in shares of common stock, then the redemption price is to be a number of shares of common stock equal to the applicable redemption amount divided by 75% of the average of the VWAP of the common stock for the 10 trading days immediately prior to the date of the holder’s election. In the alternative, the holder may elect to require that we increase the dividend rate on all of the holder’s outstanding Series B Preferred to 18% per annum thereafter. If a holder elects redemption and we fail to pay in full the redemption price on the date such amount is due (whether in cash or shares of common stock as elected by the shareholder), we will be required to pay interest on the redemption amount at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the redemption amount, plus all such interest thereon, is paid in full.

We also granted to the investors of the Series B Preferred registration rights pursuant to a registration rights agreement, obligating us to register all shares of common stock issuable upon conversion of the Series B Preferred or in payment of Series B Dividends, as well as common stock underlying the exercise of certain warrants issued these investors. We filed a registration statement pursuant to our agreement with these investors (Registration Statement No. 333-217322, effective April 14, 2017).

Series C Non-Voting Convertible Preferred Stock

In this section, we summarize the terms of the Certificate of Designations, Preferences and Rights of Series C Non-Voting Convertible Preferred Stock (the “Series C Designation”) that we filed with the Utah Division on September 29, 2017. The following summary is qualified in its entirety by the terms contained in the Series C Designation, a copy of which has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. As of May 10, 2018, there were 1,440,000 shares of Series C Preferred issued and outstanding, convertible into 1,440,000 shares of common stock, and no shares of Series C Preferred available for future issuance.

Each share of Series C Preferred has no par value per share and a stated value equal to $2.50, with the aggregate stated value of all shares of Series C Preferred being $7.0 million. The Series C Preferred is non-voting.

Except as discussed below, the Series C Preferred was converted automatically into shares of common stock, at a conversion price of $2.50 per share, upon receipt of shareholder approval at the time of our Annual Meeting of Shareholders held November 29, 2017. Certain holders of the Series C Preferred elected to continue to hold their shares following the mandatory conversion date as permitted by the Series C Designation, subject to beneficial ownership and conversion restrictions such that we may not effect conversion of any such holder’s shares of Series C Preferred, and the holder may not convert any portion of the Series C Preferred, to the extent that, after giving effect to such conversion the holder or any of such holder's affiliates would beneficially own in excess of the Beneficial Ownership Limitation. Subject to this limitation, shares of Series C Preferred are convertible automatically into shares of common stock, at the conversion price of $2.50 per share.

Outstanding shares of Series C Preferred have no dividend, liquidation preference or redemption rights, and remain subject to the Beneficial Ownership Limitation elected by the holder.

At any time, in the event of a fundamental transaction defined in the Series C Designation (such as a merger, consolidation, sale of all or substantially all of our assets, etc.), we may force the conversion of the outstanding Series C Preferred by delivering a written notice to all holders thereof at least 10 trading days prior to the date of consummation of the fundamental transaction; provided, however, that, if such forced conversion would result in the issuance of shares of common stock (or common stock of the successor or acquiring corporation in such fundamental transaction) to such holder in violation of the Beneficial Ownership Limitation, such forced conversion shall apply to the extent that, and only to the extent that, such issuance of shares of common stock (or common stock of the successor or acquiring corporation in such fundamental transaction) to the holder would not violate the Beneficial Ownership Limitation.

In connection with the issuance of the Series C Preferred, we entered into a registration rights agreement with the Series C Preferred investors. Pursuant to the registration rights agreement, we filed a registration statement to register the resale of all shares of common stock issuable upon conversion of the Series C Preferred (Registration Statement File No. 333-220959, effective October 26, 2017).

Series D Non-Voting Convertible Preferred Stock

In connection with the acquisition of B&C, we issued 1,581,935 shares of newly designated Series D Non-Voting Convertible Preferred Stock (the “Series D Preferred”). The rights and preferences of the Series D Preferred are defined by the “Certificate of Designations, Preferences, and Rights of the Series D Non-Voting Convertible Preferred Stock” (the “Series D Designation”) filed by us on September 29, 2017 with the Utah Division. We encourage you to read the Series D Designation thoroughly. The following summary is qualified in its entirety by the Series D Designation, a copy of which has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Each share of Series D Preferred has no par value per share and a stated value equal to $2.52855, with the aggregate stated value of all shares of Series D Preferred being $4.0 million. The Series D Preferred is non-voting. The Series D Preferred originally accrued an annual dividend at a rate of 6.0% to be paid in cash. Upon receipt of shareholder approval at our Annual Meeting of Shareholders held November 29, 2017, all issued and outstanding shares of Series D Preferred were automatically converted into shares of our common stock, on a one-for-one basis. As of May 10, 2018, there were no shares of Series D Preferred issued and outstanding, and no shares of Series D Preferred available for future issuance.

Under our agreement with the seller of B&C, we registered the resale of all shares of common stock issuable upon conversion of the Series D Preferred as part of the same registration of shares with the registration statement filed to register the resale of the shares of common stock issuable upon conversion of the Series C Preferred (Registration Statement File No. 333-220959, effective October 26, 2017).

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our Articles of Incorporation provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult.

Anti-Takeover Provisions of Utah Law

We are subject to the Utah Control Shares Acquisition Act, as set forth in Section 61-6-1, et seq., of the Utah Code (the “Control Shares Act”). The Control Shares Act provides that any person or entity that acquires “control shares” of an “issuing public corporation” in a “control share acquisition” is denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the issuing public corporation elects to restore such voting rights. The Control Shares Act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation for the Control Shares Act, would bring its voting power following such acquisition within any of the following three ranges of all voting power of the issuing public corporation: (i) between 1/5 and 1/3; (ii) between 1/3 and a majority; or (iii) a majority or more.

For purposes of the Control Shares Act, an “issuing public corporation” is any corporation other than a depository institution, that is organized under the laws of the state of Utah and that has:

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100 or more shareholders;
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its principal place of business, principal office or substantial assets within the state; and either:
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more than 10% of its shareholders resident in the state;
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more than 10% of its shares owned by Utah residents; or
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10,000 shareholders resident in the state.

A “control share acquisition” is generally defined as the direct or indirect acquisition (including through a series of acquisitions) of either ownership or voting power associated with issued and outstanding control shares. The acquisition of any shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is consummated, among others, in any of the following circumstances:

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pursuant to the laws of descent and distribution;
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pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;
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pursuant to a direct issue by or transfer from the issuing public corporation of its own shares, except that shares issued or transferred upon the conversion of a convertible security or upon exercising an option, warrant, or other right to purchase shares constitutes a control share acquisition unless the convertible security, option, warrant, or other right was acquired directly from the issuing public corporation by the acquiring person; or
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pursuant to a merger or plan of share exchange effected in compliance with a merger, share exchange or sale of all or substantially all of the assets of the corporation under applicable provisions of Utah law, if the issuing public corporation is a party to the agreement of merger or plan of share exchange.

Under the Control Shares Act, a person or entity that acquires control shares pursuant to a control share acquisition acquires voting rights with respect to those shares only to the extent granted by a majority of the disinterested shareholders of each class of capital stock outstanding prior to the acquisition. The acquiring person may file an “acquiring person statement” with the issuing public corporation setting forth the number of shares acquired and certain other specified information. Upon delivering the statement together with an undertaking to pay the issuing public corporation’s expenses of a special shareholders’ meeting, the issuing public corporation is required to call a special shareholders’ meeting for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control shares acquisition. If no request for a special meeting is made, the voting rights to be accorded the control shares are to be presented at the issuing public corporation’s next special or annual meeting of shareholders.

If either (i) the acquiring person does not file an acquiring person statement with the issuing public corporation or (ii) the shareholders do not vote to restore voting rights to the control shares, the issuing public corporation may, if its articles of incorporation or bylaws so provide, redeem the control shares from the acquiring person at fair market value. Our Articles and Bylaws do not currently provide for such a redemption right. Unless otherwise provided in the articles of incorporation or bylaws of an issuing public corporation, all shareholders are entitled to dissenters’ rights if the control shares are accorded full voting rights and the acquiring person has obtained majority or more control shares. Our Articles of Incorporation and Bylaws do not currently deny such dissenters’ rights.

The directors or shareholders of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Shares Act through adoption of a provision to that effect in the corporation’s articles of incorporation or bylaws. To be effective, such an exemption must be adopted prior to the control shares acquisition. Our shareholders have not yet taken any such action.

We expect the Control Shares Act to have an anti-takeover effect with respect to transactions our Board does not approve in advance. The Control Shares Act may also discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

Indemnification

Both our Articles of Incorporation and our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Utah law.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DYNT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Co, Inc., with a mailing address of 1981 East Murray Holladay Road, Salt Lake City, Utah 84117.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities. The warrants may be issued independently or together with shares of common stock or preferred stock offered by this prospectus and may be attached to or separate from those shares of common stock or preferred stock, as the case may be.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

We may also issue warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

General

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

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the title of the warrants;
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the aggregate number of the warrants;
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the price or prices at which the warrants will be issued;
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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
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the date, if any, on and after which the warrants and the related common stock will be separately transferable;
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the price at which each share of common stock purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which such right will expire;
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the minimum or maximum amount of the warrants that may be exercised at any one time;
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any information with respect to book-entry procedures;
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the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
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any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
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the material U.S. federal income tax consequences of holding or exercising the warrants;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise; and
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any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, except to the extent set forth under the heading “Warrant Adjustments” below, holders of the warrants will not have any rights of holders of the underlying securities, including in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of Utah.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by a warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase, or otherwise acquire common stock, as a dividend or distribution to holders of our common stock;
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pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;
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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock; or
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issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of common stock or securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations, or changes of the common stock;
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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or
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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of common stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As of May 10, 2018, we had outstanding:

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warrants for the purchase of 3,000,000 shares of common stock with expiration dates ranging from June 30, 2021 to December 28, 2022, issued to the original purchasers of the Series A Preferred, divided equally into “A Warrants” and “B Warrants” – each A Warrant entitles the holder thereof to purchase one share of common stock for cash at an exercise price of $2.75 per share, subject to customary anti-dilution adjustments, and each B Warrant entitles the holder thereof to purchase one share of common stock at $2.75 per share, exercisable by means of a “cashless exercise”;
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warrants for the purchase of 1,559,000 shares of common stock for cash at an exercise price of $2.75 per share with an expiration date of April 3, 2023, issued to the original purchasers of the Series B Preferred; and
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warrants for the purchase of 1,400,000 shares of common stock for cash at an exercise price of $2.75 per share, with an expiration date of October 2, 2023, issued to the original purchasers of the Series C Preferred.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title of the series of debt securities;
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any limit upon the aggregate principal amount that may be issued;
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the maturity date or dates;
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the form of the debt securities of the series;
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the applicability of any guarantees;
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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
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any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

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the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
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to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of any debt securities of any series;
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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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provide for payment;
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register the transfer or exchange of debt securities of the series;
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replace stolen, lost or mutilated debt securities of the series;
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pay principal of and premium and interest on any debt securities of the series;
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maintain paying agencies;
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hold monies for payment in trust;
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recover excess money held by the trustee;
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compensate and indemnify the trustee; and
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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular Series At the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with the securities and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of securities and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions of the governing unit agreement that differ from those described below; and
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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities, or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, if any, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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the name or names of any underwriters;
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the respective amounts underwritten;
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the nature of any material relationship between us and any underwriter;
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the nature of the obligation of the underwriter(s) to take the securities;
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the purchase price of the securities;
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any underwriting discounts and other items constituting underwriters’ compensation;
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any initial public offering price and the net proceeds we will receive from such sale;
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any discounts or concessions allowed or reallowed or paid to dealers; and
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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Dynatronics Corporation as of June 30, 2017 and for the year then ended, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of Tanner LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Dynatronics Corporation as of June 30, 2016 and for the year then ended, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Bird & Cronin, Inc. as of and for the years ended September 30, 2016 and 2015, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of Cummings, Keegan & Co., P.L.L.P., independent auditors, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.dynatronics.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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our Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on September 27, 2017;
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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 23, 2017, relating to our Annual Meeting of Shareholders held November 29, 2017;
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our Quarterly Reports on Form 10-Q for quarters ended September 30, 2017, December 31, 2017, and May 15, 2018, filed with the SEC on November 14, 2017 and February 13, 2018, respectively;
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our Current Reports on Form 8-K filed on September 27, 2017, October 2, 2017, October 6, 2017, November 30, 2017, and February 21, 2018; and;
●
the description of our common stock contained in our registration statement on Form S-1, as amended, initially filed with the SEC and effective November 2, 1984 (No. 2-85045), including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dynatronics Corporation
Attention: Vice President of Business Development
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121
(801) 568-7000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be paid

SEC Registration Fee	$6,225
Accountants’ Fees and Expenses	*
Legal Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent Fees	*
Miscellaneous Fees	*
Total	$*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The foregoing table sets forth general categories of expenses (other than underwriting discounts and commissions) that we anticipate we may incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 16-10a-841 of the Utah Revised Business Corporation Act (the “Revised Act”) allows a Utah corporation to provide, in its articles of incorporation, bylaws or by shareholder resolution, for the elimination or limitation of personal liability of a director to the corporation or to its shareholders for monetary damages for any action or omission, as a director, except (i) liability for a financial benefit received by a director to which he was not entitled, (ii) intentional infliction of harm on the corporation or the shareholders, (iii) an unlawful distribution to shareholders in violation of the Revised Act, and (iv) intentional violation of criminal law.

Section 16-10a-902 of the Revised Act provides that a Utah corporation may indemnify any individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding, if: (a) the director’s conduct was in good faith, (b) the director reasonably believed that his or her conduct was in, or not opposed to, the corporation’s best interests; and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 16-10a-902 if the director was adjudged liable to the corporation in a proceeding by or in the right of the corporation or adjudged liable for deriving an improper personal benefit. All indemnification is limited to reasonable expenses only.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a Utah corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which the director was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which the director has been successful.

In addition to the indemnification provided by Sections 16-10a-902 and 16-10a-903, Section 6-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation’s articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

Under Section 16-10a-904 of the Revised Act, a Utah corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his or her good faith belief that the director has met the applicable standard of conduct, provides a written undertaking personally binding the director to pay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made that the facts then known to those making a determination would not preclude indemnification. The director’s undertaking need not be secured and may be accepted without reference to financial ability to make repayment. Section 16-10a-906 of the Revised Act prohibits a corporation from making any discretionary indemnification, payment or reimbursement of expenses unless a determination has been made that the director has met the applicable standard of conduct.

The determination required under Sections 16-10a-904 and 16-10a-906 of the Revised Act must be made as follows: (1) by a majority vote of a quorum of the board of directors who are not parties to the proceeding; (2) if a quorum cannot be obtained as contemplated by (1), above, by a majority vote of a committee of two or more members of the board of directors who are not parties to the proceeding and are designated by the board of directors; (3) by special legal counsel selected by a quorum of the board of directors or its committee composed of persons determined in the manner prescribed in (1) or (2), above, or if a disinterested quorum of the board of directors or committee is not possible, then selected by a majority vote of the full board of directors, or (4) by a majority of the shareholders entitled to vote by person or proxy at a meeting.

Section 16-10a-907 of the Revised Act provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903 of the Revised Act and is entitled to apply for court-ordered indemnification under Section 16-10a-905 of the Revised Act, in each case to the same extent as a director, (ii) a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 16-10a-908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him or her against the same liability under Sections 16-10a-902, 16-10a-903 or 16-10a-907 of the Revised Act.

Section 16-10a-909 of the Revised Act provides that a provision treating a corporation’s indemnification of or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors or in a contract, (except an insurance policy), or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 16-10a-901 through 16-10a-909 of the Revised Act. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

The registrant’s Articles of Incorporation, as amended, provide that, to the fullest extent permitted by the Revised Act or any other applicable law, a director of the registrant will not be personally liable to the registrant or its shareholders for monetary damages for any action taken or failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the registrant or its shareholders, (c) a violation of Section 16-10a-842 of the Revised Act (regarding unlawful distributions) or (d) an intentional violation of criminal law.

The Articles of Incorporation also provide that, to the fullest extent permitted by the Revised Act or other applicable law, (a) the registrant will indemnify a person made or threatened to be made a party to any action for all liabilities and expenses incurred by such person in connection with such action because such person is or was a director or officer of the registrant or served at the request of the registrant as a director, officer, partner, trustee, employee, fiduciary or agent of another entity and (b) the registrant will advance expenses to such person in advance of a final disposition of such action.

The Articles of Incorporation further provide that neither an amendment nor repeal of such provisions of the registrant’s Articles of Incorporation, nor the adoption of a provision of the registrant’s Articles of Incorporation that is inconsistent with such provisions, will eliminate or reduce the effect of such provisions with respect to any matter that occurs or action or proceeding that accrues or arises prior to such amendment or repeal of such provisions or the adoption of a provision that is inconsistent with such provisions.

The registrant’s Bylaws require the Registrant to indemnify any individual made a party to a proceeding because the individual is or was a director of the Registrant, against liability incurred in the proceeding, but only if the Registrant has authorized the payment in accordance with Section 16-10a-906(4) of the Revised Act and a determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Revised Act that the individual has met the standards of conduct set forth in items (a), (b), and (c) below.

(a)           Standard of Conduct. The Registrant is required to indemnify the individual if the Registrant determines that:

(1)           the individual’s conduct was in good faith; and

(2)           the individual reasonably believed that the individual’s conduct was in, or not opposed to, the Registrant’s best interests; and

(3)           in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

(b)           The Registrant may not indemnify an individual:

(1)           in connection with a proceeding by or in the right of the Registrant in which the individual was adjudged liable to the Registrant; or

(2)           in connection with any other proceeding charging that the individual derived an improper personal benefit, whether or not involving action in the individual’s official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

(c)           Indemnification permitted under the Bylaws in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.

The Bylaws also provide that if a determination is made following the procedures of Section 16-10a-906(2) of the Revised Act that the individual has met the following requirements; and if an authorization of payment is made, following the procedures and standards set forth in Section 16-10a-906(4) of the Revised Act, then unless otherwise provided in the Articles of Incorporation, the Registrant shall pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding because he is or was a director of the Registrant in advance of final disposition of the proceeding, if:

(a)           the individual furnishes to the Registrant a written affirmation of the individual’s good faith belief that the individual has met the standard of conduct described above;

(b)           the individual furnishes to the Registrant a written undertaking, executed personally or on the individual’s behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment); and

(c)           a determination is made that the facts then known to those making the determination would not preclude indemnification under the Bylaws or Part 9 of the Revised Act.

Unless otherwise provided in the Articles of Incorporation, the Bylaws require the Registrant to indemnify and advance expenses to any individual made a party to a proceeding because the individual is or was an officer, employee, fiduciary or agent of the Registrant to the same extent as to an individual made a party to a proceeding because the individual is or was a director of the Registrant, or to a greater extent, if not inconsistent with public policy, if provided for by general or specific action of the Board of Directors.

The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the registrant.

Item 16. Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cottonwood Heights, State of Utah, on the 15th day of May, 2018.

DYNATRONICS CORPORATION

By:	/s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kelvyn H. Cullimore, Jr. and David A. Wirthlin, and each one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelvyn H. Cullimore, Jr.	Chief Executive Officer and Director	May 15, 2018
Kelvyn H. Cullimore, Jr.	(Principal Executive Officer)

/s/ David A. Wirthlin	Chief Financial Officer	May 15, 2018
David A. Wirthlin	(Principal Financial and Accounting Officer)

/s/ Erin S. Enright	Chairperson of the Board of Directors	May 15, 2018
Erin S. Enright

/s/ David B. Holtz	Director	May 15, 2018
David B. Holtz

/s/ Brian M. Larkin	Director	May 15, 2018
Brian M. Larkin

/s/ Scott A. Klosterman	Director	May 15, 2018
Scott A. Klosterman

/s/ R. Scott Ward	Director	May 15, 2018
R. Scott Ward

EXHIBIT INDEX

	Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of the Registrant	S-3	333-215800	3.1	1/27/2017
3.2	Amended and Restated Bylaws of the Registrant	8-K	000-12697	3.2	7/22/2015
3.3	Certificate Designating the Preferences, Rights and Limitations of the Series A 8% Convertible Preferred Stock of the Registrant (Corrected)	8-K	000-12697	3.1	7/1/2015
3.4	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Registrant	8-K	000-12697	3.1	4/4/2017
3.5	Certificate of Designations, Preferences and Rights of the Series C Non-voting Convertible of the Registrant	8-K	000-12697	3.1	10/6/2017
3.6	Certificate of Designations, Preferences and Rights of the Series D Non-voting Convertible of the Registrant	8-K	000-12697	3.2	10/6/2017
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, and 3.6 above.
4.2	Specimen Common Stock Certificate of the Registrant	S-1	00-285045	4.1	7/11/1983
4.3	Specimen Series A Preferred Stock Certificate of the Registrant	S-3	333-205934	4.2	7/29/2015
4.4	Specimen Series B Preferred Stock Certificate of the Registrant	S-3	333-217322	4.2	4/14/2017
4.5	Form of Common Stock Purchase Warrant (A Warrant) 2015	8-K	000-12697	4.1	7/1/2015
4.6	Form of Common Stock Purchase Warrant (B Warrant) 2015	8-K	000-12697	4.2	7/1/2015
4.7	Form of Common Stock Purchase Warrant 2017	8-K	000-12697	4.2	3/22/2017
4.8	Form of Common Stock Purchase Warrant (September 2017)	8-K	000-12697	4.1	9/27/2017
4.9*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
4.10	Form of Common Stock Warrant Agreement and Warrant Certificate.					x
4.11	Form of Preferred Stock Warrant Agreement and Warrant Certificate					x
4.12	Form of Debt Securities Warrant Agreement and Warrant Certificate					x
4.13*	Form of Debt Securities
4.14	Form of Debt Indenture					x
5.1	Opinion of Legal Counsel					x
12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm (Tanner LLC)					x
23.2	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)					x
23.3	Consent of Independent Auditors (Cummings, Keegan & Co., PLLP)					x
23.4	Consent of Legal Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1+	Statement of Eligibility of Trustee under the Debt Indenture

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
+	To be filed separately under the electronic form type 305B2, if applicable.